UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

(Amendment #1)

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K filed by OriginClear, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on October 6, 2015 (“Original Form 8-K”). The Original Form 8-K reported under Item 2.01 that the Company completed, pursuant to a Share Exchange Agreement, dated July 31, 2015 (the “Agreement”), the acquisition of all issued and outstanding shares of Progressive Water Treatment, Inc. in exchange for 10,000 shares of a new series of preferred stock, the Series B Preferred Stock, created by the Company.

The summary description of the Agreement found in this Form 8-K/A is not intended to be complete and is qualified in its entirety by reference to the Agreements filed with the Current Report on Form 8-K filed by the Company with SEC on August 4, 2015.

This Form 8-K/A amends Item 9.01 of the Original Form 8-K to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b) within seventy one calendar days after the date on which the initial report on Form 8-K was required to be filed. Except as set forth in Item 9.01 below, no other changes are being made to the Original Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.

Audited financial statements of Progressive Water Treatment, Inc. for years ended December 31, 2014 and 2013 and unaudited financial statements of Progressive Water Treatment, Inc. for periods ended June 30, 2015 and 2014.

(b)  Pro forma financial information.

Pro forma consolidated balance sheet as of June 30, 2015 and statement of operations for the period then ended and the pro forma statement of operations for the year ended December 31, 2014.

(d)  Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement dated July 31, 2015 between OriginClear, Inc., Progressive Water Treatment, Inc. and Marc Stevens (Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 4, 2015)
99.1	Audited financial statements of Progressive Water Treatment, Inc. for years ended December 31, 2014 and 2013, unaudited financial statements of Progressive Water Treatment, Inc. for periods ended June 30, 2015 and 2014, and pro forma financial information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

November 2, 2015	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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